UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒           Definitive Proxy Statement
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☐           Soliciting Material Pursuant to Section 240.14a-12

Hauppauge Digital Inc.
(Name of Registrant as Specified in its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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HAUPPAUGE DIGITAL INC.
91 Cabot Court
Hauppauge, New York 11788

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2010
______________________________________

To the Stockholders of Hauppauge Digital Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Hauppauge Digital Inc., a Delaware corporation (the “Company”), will be held on May 10, 2010 at our executive offices, located at 91 Cabot Court Hauppauge, New York 11788 at 10:00 a.m., local time, for the following purposes:

1.	To elect four (4) directors to the Board of Directors of the Company.
2.	To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010.
3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 15, 2010 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2010

This year, in accordance with rules promulgated by the Securities and Exchange Commission, we are using the Internet as our primary means of making proxy materials available to our stockholders of record.  Consequently, most stockholders of record will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice Regarding the Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and submitting their proxy via the Internet.  The Notice Regarding the Availability of Proxy Materials also provides information on how stockholders of record may obtain paper or e-mail copies of our proxy materials, and how they may vote their shares by completing, signing, dating and returning a proxy card, if they so choose.  If you submit your proxy via the Internet, your electronic vote authorizes the named proxies in the same manner as if you completed, signed, dated and returned a proxy card.  If you submit your proxy via the Internet, you need not return a proxy card. If your shares are held by a broker, bank, broker-dealer or similar organization, you are the beneficial owner of shares held in “street name” and a notice regarding the availability of proxy materials will be forwarded to you by that organization.  As the beneficial owner, you have the right to direct the organization holding your shares as to how to vote the shares.

By Order of the Hauppauge Digital Inc.
Board of Directors

Gerald Tucciarone
Secretary
Hauppauge, New York
March 25, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY (IF YOU ARE A STOCKHOLDER OF RECORD) OR VOTING INSTRUCTIONS (IF YOU BENEFICIALLY OWN YOUR SHARES IN STREET NAME) AS SOON AS POSSIBLE.

IF YOU ARE A STOCKHOLDER OF RECORD, FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES PLEASE REFER TO THE INSTRUCTIONS IN THE NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.  IF YOU ARE A STOCKHOLDER OF RECORD YOU CAN VOTE IN ONE OF THE FOLLOWING THREE WAYS:

(1) VOTE BY INTERNET.  TO SUBMIT YOUR PROXY VIA THE INTERNET, FOLLOW THE INSTRUCTIONS ON YOUR NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AND HAVE YOUR NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS AVAILABLE WHEN YOU ACCESS THE WEBSITE.

(2) VOTE BY MAIL.  YOU CAN VOTE BY MAIL BY REQUESTING A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS, WHICH WILL INCLUDE A PROXY CARD, AND BY COMPLETING, SIGNING, DATING AND PROMPTLY MAILING THE PROXY CARD.  TO REQUEST A PAPER OR E-MAIL COPY, FOLLOW THE INSTRUCTIONS IN YOUR NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS.

(3) VOTE IN PERSON AT THE ANNUAL MEETING.  AT THE ANNUAL MEETING YOU WILL NEED TO REQUEST A BALLOT TO VOTE YOUR SHARES.

VOTING BY ANY OF THESE METHODS WILL ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING.  IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY CHANGE YOUR VOTE BY (I) GRANTING A NEW PROXY BEARING A LATER DATE (WHICH AUTOMATICALLY REVOKES THE EARLIER PROXY) USING EITHER OF METHODS ONE (VOTE BY INTERNET) OR TWO (VOTE BY MAIL) DESCRIBED IMMEDIATELY ABOVE (AND UNTIL THE APPLICABLE DEADLINE FOR EACH METHOD), (II) PROVIDING A WRITTEN NOTICE OF REVOCATION TO US AT 91 CABOT COURT, HAUPPAUGE, NEW YORK 11788, ATTENTION: CORPORATE SECRETARY, PRIOR TO YOUR SHARES BEING VOTED, OR (III) ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

IF YOU BENEFICIALLY OWN SHARES IN STREET NAME, FOR SPECIFIC INSTRUCTIONS ON HOW TO DIRECT THE ORGANIZATION HOLDING YOUR SHARES TO VOTE THE SHARES, PLEASE REFER TO THE INSTRUCTIONS IN THE NOTICE REGARDING THE AVAILABLITY OF PROXY MATERIALS YOU RECEIVED FROM THE BROKER, BANK, BROKER-DEALER OR SIMILAR ORGANIZATION THROUGH WHICH YOU BENEFICIALLY OWN SUCH SHARES.  IF YOU BENEFICIALLY OWN SHARES IN STREET NAME, YOU MUST CONTACT THE BROKER, BANK, BROKER-DEALER OR SIMILAR ORGANIZATION THROUGH WHICH YOU BENEFICIALLY OWN SUCH SHARES TO REVOKE OR CHANGE ANY PRIOR VOTING INSTRUCTIONS.

HAUPPAUGE DIGITAL INC.
91 Cabot Court
Hauppauge, New York 11788
_____________________

PROXY STATEMENT
_____________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

We are making this proxy statement available to all stockholders of record at the close of business on March 15, 2010 in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at our executive offices, located at 91 Cabot Court, Hauppauge, New York 11788 on May 10, 2010 at 10:00 a.m., local time, or any postponement or adjournment thereof.  The proxy and this proxy statement were first made available to stockholders on or about March 25, 2010.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted FOR the nominees named in the proxy to our Board of Directors and FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board.  In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The total number of shares of common stock outstanding and entitled to vote as of March 15, 2010 was 10,065,717.

Our shares of common stock are the only class of our securities entitled to vote on matters presented to stockholders, each share being entitled to one non-cumulative vote.  A majority of the shares of common stock outstanding and entitled to vote as of March 15, 2010, or 5,032,859 shares of common stock, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.  Only stockholders of record as of the close of business on March 15, 2010 will be entitled to vote.

If your shares are held by a broker, bank, broker-dealer or similar organization, you are the beneficial owner of shares held in “street name”.  If your shares are held in street name it is critical that you direct the organization holding your shares to vote the shares if you want your shares to be voted in the election of directors (Proposal 1 of this Proxy Statement).  In the past, if you beneficially owned your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate.  Recent changes in regulation were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis.  Thus, if you beneficially own your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf.  Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2).

With regard to the election of directors (Proposal 1), votes may be cast in favor or withheld. Directors shall be elected by a plurality of the votes cast for such individuals. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals.  Broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote.

With regard to the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2010 (Proposal 2), you may vote “for,” “against” or “abstain”.  This proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal.  Abstentions will therefore, in effect, be votes against the ratification of the appointment of the independent registered public accounting firm (Proposal 2), as this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on such proposal.

Any stockholder of record giving a proxy (either via the Internet or by mail) has the power to revoke or change it at any time before its exercise by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) either via the Internet or by mail (until the applicable deadline for each method), (2) providing a written notice of revocation to us at 91 Cabot Court, Hauppauge, New York 11788, Attention: Corporate Secretary, prior to the shares being voted, or (3) attending the Annual Meeting and voting in person.  However, attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered, and a stockholder of record who attends the Annual Meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  If you beneficially own shares in street name, you must contact the broker, bank, broker-dealer or similar organization through which you beneficially own such shares to revoke or change any prior voting instructions.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or e-mail without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose for a period of ten days prior to the meeting, at our offices located at 91 Cabot Court, Hauppauge, New York 11788, and also during the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call (631) 434-1600.

EXECUTIVE COMPENSATION

Summary Compensation Table for 2009 and 2008 Fiscal Years

The following table sets forth certain compensation information for each of the fiscal years ended September 30, 2009 and 2008 for our Chief Executive Officer and the two other most highly compensated executive officers:

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)		Option Awards ($)		All Other Compen-sation ($)		Total ($)

Kenneth Plotkin	2009	$183,186	$-		$-		$6,000	(3)	$189,186
President, Chairman of the Board, Chief Executive Officer, and Chief Operating Officer	2008	$189,377	$91,962	(1)	$-		$6,000	(3)	$287,339

Gerald Tucciarone	2009	$158,948	$-		$-		-		$158,948
Treasurer, Chief Financial Officer,	2008	$164,320	$22,000	(1)	$7,448	(2)(4)	-		$193,768
and Secretary

John Casey	2009	$156,936	$-		$-		-		$156,936
Vice President of Technology	2008	$162,240	$12,000	(1)	$24,570	(2)(5)(6)	-		$198,810

____________________________________________
(1)	Based on fiscal year 2007 financial results and paid during fiscal year 2008.

(2)
Represents the dollar amount of stock compensation expense recognized for financial reporting purposes during the applicable fiscal year computed in accordance with FASB ASC-718 (SFAS No. 123R), See Note 1 of Notes to Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009 for a description of the assumptions used in that computation. The actual value realized with respect to option awards will depend on the difference between the market value of our common stock on the date the option is exercised and the exercise price.

(3)	Represents non-cash compensation in the form of the use of a car and related expenses, and payment of certain insurance premiums.

(4)
8,000 options were granted on June 26, 2008 at an exercise price of $1.64.  The options vest to the extent of 4,000 shares on June 26, 2011 and 4,000 shares on June 26, 2012 and expire on June 26, 2018.

(5)
8,000 options were granted on December 26, 2007 at an exercise price of $4.35.  The options vest to the extent of 4,000 shares on December 26, 2009 and 4,000 shares on December 26, 2010 and expire on December 26, 2017.

(6)
5,000 options were granted on June 26, 2008 at an exercise price of $1.64.  The options vest to the extent of 2,500 shares on June 26, 2011 and 2,500 shares on June 26, 2012 and expire on June 26, 2018.

Employment Contracts

As of January 10, 1998, following the expiration of a prior employment agreement with us, Kenneth Plotkin entered into a new employment agreement (the "1998 Employment Agreement") with us to serve in certain of our offices.  The 1998 Employment Agreement provides for a three-year term, which term automatically renews on an annual basis, unless otherwise terminated by the Board or the executive.  The 1998 Employment Agreement provides for an annual base salary of $125,000 during the first year, $150,000 during the second year, and $180,000 during the third year. For each Annual Period (as defined in the 1998 Employment Agreement) thereafter, the 1998 Employment Agreement provides that compensation shall be mutually agreed upon by the Company and the executive, said amount not to be less than that for the preceding Annual Period.

On January 21, 1998, pursuant to the 1998 Employment Agreement, (i) incentive stock options to acquire a total of 90,000 shares of our common stock were granted to Mr. Plotkin, exercisable, beginning on January 21, 1999, in increments of 33 1/3% per year at $2.544 per share, each such increment due to expire 5 years after becoming exercisable and (ii) non-qualified options to acquire a total of 60,000 shares of common stock were granted to Mr. Plotkin, exercisable immediately for a period of 10 years, which expired as of January 20, 2008.

The 1998 Employment Agreement provides for a bonus to be paid to Mr. Plotkin as follows: an amount equal to 2% of our earnings, excluding earnings that are not from operations and before reduction for interest and income taxes ("EBIT"), for each fiscal year commencing with the year ended September 30, 1998, provided that our EBIT for the applicable fiscal year exceeds 120% of the prior fiscal year's EBIT, and if not, then 1% of our EBIT.  The determination of EBIT shall be made in accordance with our audited filings with the Securities and Exchange Commission on our Form 10-K.

The 1998 Employment Agreement further provides for disability benefits, our obligation to pay the premiums on a term life insurance policy or policies in the amount of $500,000 on the life of Mr. Plotkin, owned by Mr. Plotkin or his spouse, or a trust for their respective benefit or for the benefit of their family, a car allowance of $500 per month, reasonable reimbursement for automobile expenses, and medical insurance as is standard for our executives.  Furthermore, the 1998 Employment Agreement provides that we may apply for, and own, life insurance on the life of Mr. Plotkin for our benefit, in such amount as the Board may from time to time determine; we shall pay the premiums as they become due on any such insurance policies; and all dividends and any cash value and proceeds on such insurance policies shall belong to us.

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

The following table sets forth certain information concerning outstanding option awards held by our named executive officers as of the end of the fiscal year ended September 30, 2009:

OUTSTANDING EQUITY AWARDS AT 2009 FISCAL YEAR-END

OPTION AWARDS

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date

Kenneth Plotkin	15,400	-	$5.25	8/03/2010
	6,920	-	$5.78	8/03/2010
	10,000	-	$1.16	10/01/2011
	10,000	-	$1.19	10/16/2012
	5,000	-	$3.32	8/09/2014
	80,000	120,000 (2)	$4.96	11/20/2016

Gerald Tucciarone	10,000	-	$1.05	10/01/2011
	22,500	-	$1.08	10/16/2012
	20,000	-	$4.62	2/11/2015
	10,000	20,000 (3)	$7.45	1/22/2017
		8,000 (4)	$1.64	6/26/2018

John Casey	10,000	-	$1.05	10/01/2011
	30,000	-	$1.08	10/16/2012
	20,000	-	$4.62	2/11/2015
	8,000	8,000 (5)	$7.45	1/22/2017
		8,000 (6)	$4.13	12/26/2017
		5,000 (7)	$1.64	6/26/2018

 ______________________________________________
(1)	Calculated using the closing price of our common stock on the date of the grant.

(2)	120,000 options vest to the extent of 40,000 shares on November 20, 2009, 40,000 shares on November 20, 2010 and 40,000 shares on November 20, 2011.

(3)	20,000 options vest to the extent of 10,000 shares on February 1, 2010 and 10,000 shares on February 1, 2011.

(4)	8,000 options vest to the extent of 4,000 shares on June 26, 2011 and 4,000 shares on June 26, 2012.

(5)	8,000 options vest to the extent of 4,000 shares on February 1, 2010 and 4,000 shares on February 1, 2011.

(6)	8,000 options vest to the extent of 4,000 shares on December 26, 2009 and 4,000 shares on December 26, 2010.

(7)	5,000 options vest to the extent of 2,500 shares on June 26, 2011 and 2,500 shares on June 26, 2012.

Termination of Employment and Change in Control Agreements

In the event of a termination of employment associated with a Change in Control of the Company, as defined in the 1998 Employment Agreement, a one-time bonus shall be paid to the executive equal to three times the amount of the executive's average annual compensation (including salary, bonus and benefits, paid or accrued) received by him for the thirty-six month period preceding the date of the Change of Control.

In the event of a Change in Control, as defined in our 1998 Incentive Stock Option Plan, options granted to the named executive officers pursuant to said plan shall become immediately vested and exercisable.  The 1998 Incentive Stock Option Plan further provides that options granted shall terminate if and when the optionee ceases to be our employee or the employee of one our subsidiaries, unless (1) the optionee shall die while in our employ or the employ of one of our subsidiaries, in which case, the options shall be exercisable, as and to the extent exercisable by such person or persons as shall have acquired the optionee's rights by will or the laws of descent and distribution, but not later than one year after the date of death and not after the expiration of the specific period fixed in the option grant or (2) the optionee shall become disabled (within the meaning of Section 105(d)(4) of the Internal Revenue  Code) while in our employ or the employ of one of our subsidiaries and such optionee's employment shall terminate by reason of such disability, in which case the options shall be exercisable, as and to the extent exercisable at the time of the termination of his employment, within such period as shall be set forth in the option grant, but only within one year after the termination of the optionee's employment and not after the expiration of the specific period fixed in the option grant as in effect at the time of the termination of his employment. In the event of a termination of employment associated with a Change in Control, as defined in the 2003 Performance and Equity Incentive Plan, options granted pursuant to said plan shall vest or be exercisable upon termination of an employee’s employment within 24 months from the date of the Change in Control, but only to the extent determined by the Board (or the Committee, as defined in such plan), unless the employee is terminated for Cause or the employee resigns his employment without Good Reason (as such terms are defined in the 2003 Performance and Equity Incentive Plan).

DIRECTOR COMPENSATION FOR 2009 FISCAL YEAR

The following table sets forth compensation paid to our non-employee directors for the fiscal year ended September 30, 2009:

Name	Fees Earned or Paid in Cash	Option Awards		Stock Awards	All Other Compensation	Total

Bernard Herman	$30,900	$	-(3)	-(3)	$-	$30,900
Robert S. Nadel (1)	$27,450	$	-(4)	-(4)	$-	$27,450
Christopher G. Payan	$30,900	$	-(5)	-(5)	$-	$30,900
Neal Page (2)	$26,850	$	-(6)	-(6)	$-	$26,850
Seymour G. Siegel	$40,650	$	-(7)	-(7)	$-	$40,650

During fiscal year 2009, each of Bernard Herman, Neal Page, Christopher G. Payan and Seymour G. Siegel, each a non-employee director, received an annual retainer of $19,500, paid in quarterly installments in advance, and $1,500 from October 1, 2008 through April 30, 2009 for every Board or Committee meeting that he attended in person.  Effective May 1, 2009, each of the non-employee board members received $1,350 for each board meeting that he attended in person.  Dr. Robert S. Nadel, a non-employee board member, received an annual retainer of $15,000 and $1,500 for each board meeting that he attended through April 2009 and $1,350 for each board meeting that he attended from May 2009 through June 2009.  Additionally, the Chairman of the Audit Committee, Mr. Siegel, received an annual stipend of $9,750, and the Chairman of the Compensation Committee, Dr. Nadel, received an annual stipend of $3,750.  Effective July 1, 2009, the annual retainers paid to the non-employee board members were reduced by 10%.

(1)	Resigned from the Board of Directors effective June 30, 2009.
(2)	Deceased on July 6, 2009.
(3)	As of September 30, 2009, Mr. Herman held options to purchase 55,000 shares of the Company’s Common Stock and had awards of 8,994 shares of the Company’s Common Stock outstanding.
(4)	As of September 30, 2009, Mr. Nadel held options to purchase 45,000 shares of the Company’s Common Stock and had awards of 5,000 shares of the Company’s Common Stock outstanding.
(5)	As of September 30, 2009, Mr. Payan held options to purchase 25,000 shares of the Company’s Common Stock and had awards of 5,000 shares of the Company’s Common Stock outstanding.
(6)	As of September 30, 2009, Mr. Page held options to purchase 25,000 shares of the Company’s Common Stock and had awards of 5,000 shares of the Company’s Common Stock outstanding.
(7)	As of September 30, 2009, Mr. Siegel held options to purchase 45,000 shares of the Company’s Common Stock and had awards of 5,000 shares of the Company’s Common Stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership

The following table sets forth, to our knowledge based solely upon records available to us, certain information as of March 15, 2010 regarding the beneficial ownership of our shares of common stock by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each current director and nominee, (iii) each of the named executive officers and (iv) all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Kenneth Plotkin
91 Cabot Court
Hauppauge, N.Y. 11788	common stock	833,405 (1)(3)(4)	8.28%

Laura Aupperle
23 Sequoia Drive
Hauppauge, N.Y. 11788	common stock	705,892 (2)	7.01%

Dorothy Plotkin
91 Cabot Court
Hauppauge, N.Y. 11788	common stock	551,660 (1)(4)	5.48%

John Casey	common stock	190,200 (5)	1.89%

Bernard Herman	common stock	63,994 (6)	*

Gerald Tucciarone	common stock	99,000 (7)	*

Christopher G. Payan	common stock	30,000 (8)	*

Seymour G. Siegel	common stock	50,000 (9)	*

All executive officers and directors as a group (6) persons	common stock	1,266,599 (1)(3)(4)(5)(6)(7)(8)(9)	12.58%
________________________
* Denotes less than 1% percent

(1)
Dorothy Plotkin, wife of Kenneth Plotkin, beneficially owns 551,660 shares of our common stock or 5.48% of the outstanding shares of common stock.  Ownership of shares of our common stock by Mr. Plotkin does not include ownership of shares of our common stock by Mrs. Plotkin.  Likewise, ownership of shares of our common stock by Mrs. Plotkin does not include ownership of shares of our common stock by Mr. Plotkin.

(2)
To our knowledge, based upon Schedule 13G filed under the Securities Exchange Act of 1934, as amended, and other information that is publicly available, Laura Aupperle, the widow of Kenneth R. Aupperle, beneficially owns 705,892 shares of our common stock, or 7.01% of the outstanding shares of our common stock.

(3)
Includes 15,400 shares of our common stock issuable upon the exercise of non-qualified options which are currently exercisable or exercisable within 60 days, and 151,920 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days.  Does not include 80,000 shares of our common stock issuable upon the exercise of non-qualified options which are currently unexercisable or not exercisable within 60 days.

(4)
Does not include 18,000 shares of our common stock owned by the Plotkins' adult daughter. Does not include 4,000 shares of our common stock owned by the Plotkins' adult son.  Each of Mr. and Mrs. Plotkin disclaim beneficial ownership of all such 22,000 shares of our common stock.

(5)
Includes 80,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 9,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(6)
Includes 55,500 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days and 5,000 shares of common stock issued in lieu of options on November 26, 2008.

(7)
Includes 72,500 shares of our common stock issuable upon the exercise of incentive stock options which are currently exercisable or exercisable within 60 days. Does not include 18,000 shares of our common stock issuable upon the exercise of incentive stock options which are currently unexercisable or not exercisable within 60 days.

(8)
Includes 25,000 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days and 5,000 shares of common stock issued in lieu of options on November 26, 2008.

(9)
Includes 45,000 shares of our common stock issuable upon the exercise of non-qualified stock options which are currently exercisable or exercisable within 60 days and 5,000 shares of common stock issued in lieu of options on November 26, 2008.

Securities Authorized for Issuance Under Equity Compensation Plans

Set forth in the table below is certain information regarding the number of shares of our common stock that may be issued under options, warrants and rights pursuant to all of our existing equity compensation plans as of September 30, 2009.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options and warrants	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by stockholders	1,522,394	$3.78	499,325
Equity compensation plans not approved by stockholders	-	$-	-
Total	1,522,394	$3.78	499,325

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We occupy a facility located at 91 Cabot Court, Hauppauge, New York 11788 (the “Premises”) and use it for our executive offices and for the testing, storage and shipping of our products.  In February 1990, Hauppauge Computer Works, Inc., one of our wholly-owned subsidiaries (“HCW”) entered into a lease for said Premises (the “1990 Lease”) with Ladokk Realty Co. (together with its successor, Ladokk Realty Co., LLC, “Ladokk”), a real estate partnership principally owned by Mr. Plotkin, the holder of approximately 8.28% of our shares of common stock as of March 15, 2010;  Mrs. Plotkin, the holder of approximately 5.48% of our shares of common stock as of  March 15, 2010; and Ms. Aupperle, believed by us to be the holder of approximately 7.01% of our shares of common stock as of  March 15, 2010.

As of February 2004, the 1990 Lease provided for annual rent of approximately $454,000, payable monthly and subject to 5% annual increases effective February 1st of each year.  In addition, we had an obligation to pay real estate taxes and operating costs for the maintenance of the Premises, and, until February 17, 2004, the Premises were subject to 2 mortgages guaranteed by us.

On February 17, 2004, HCW and Ladokk terminated the 1990 Lease and HCW entered into a new lease agreement with Ladokk (the “2004 Lease”).  The 2004 Lease term has a term of 5 years, terminating on February 16, 2009.  The annual rent under the 2004 Lease is $360,000, payable monthly.  We are also obligated to pay real estate taxes and operating costs for the maintenance of the Premises.  Concurrently with the 2004 Lease, Ladokk completed a refinancing of its mortgages, and the new lender did not require us to sign a guarantee.  Accordingly, we no longer guarantee Ladokk’s mortgages.

On October 17, 2006, HCW executed an amendment to the 2004 Lease (the “Lease Amendment”).  The Lease Amendment commenced as of September 1, 2006 and ends on August 31, 2011.  The base rent under the Lease Amendment for the first year of the term was $300,000, payable monthly in the amount of $25,000.  Rent is subject to an annual increase of 3% during the term.  The execution of the Lease Amendment was approved by our Board, following the recommendation of our Audit Committee.

The Lease Amendment provides for the payment of rent arrearages in the aggregate amount of $168,667 (the “Arrearage”), payable monthly in the amount of $5,000, to be tendered with rent until the Arrearage is paid in full. Under the terms and conditions of the 2004 Lease, HCW is obligated to pay for utilities, repairs to the Premises and taxes during the term.

The Lease Amendment provides that HCW has the option to renew the 2004 Lease for an additional 5-year term, upon written notice to Ladokk six to twelve months prior to expiration of said lease.  Rent that is due during the first year of the renewal term shall be equal to the market rate at the end of the 2004 Lease, but not less than the rent paid during the last year of the 2004 Lease, and is subject to increases for the second through fifth years of the renewal term by CPI plus 1% per annum.

On December 17, 1996, the Board approved the issuance of warrants to Ladokk in consideration of Ladokk's agreement to cancel the preceding three years of our lease and to grant an option to us to extend the lease for three years.  The Stock Option Committee authorized the grant of a warrant to Ladokk to acquire 120,000 shares of our common stock at an exercise price of $1.906, and such warrant was exercisable for a term of ten years.  The market price of the warrant equaled the exercise price at the date of the grant.  The effect of imputing the fair value of the warrants granted was immaterial.  On December 11, 2006 all of the warrants were exercised.

The Company had amounts payable to this related party for unpaid rent of $0 and $48,667 as of September 30, 2009 and 2008, respectively.  Rent expense to related parties totaled approximately $318,270 and $312,045 for the fiscal years ended September 30, 2009 and 2008, respectively.  The Company pays the real estate taxes and it is responsible for normal building maintenance under the Lease Amendment.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Directors

Four (4) directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors have been elected and have qualified, or until their earlier resignation, removal or death.  If for some unforeseen reason one or more of the nominees is not available as a candidate for director, the proxies may be voted for such other candidate or candidates as may be nominated by the Board of Directors.

The following table sets forth the positions and offices presently held with us by each nominee, his age as of March 15, 2010 and the year in which he became a director.  Proxies not marked to the contrary will be voted in favor of each such nominee's election.  The Board of Directors unanimously recommends a vote FOR all nominees.

Name	Age	Positions and Offices Held	Year Became Director
Kenneth Plotkin	58	Chairman of the Board, Chief Executive Officer, President, Chief Operating Officer and Director	1994
Bernard Herman	82	Director	1996
Christopher G. Payan	35	Director	2003
Seymour G. Siegel	66	Director	2003

Kenneth Plotkin is one of our co-founders and has served as our Chairman of the Board, Chief Executive Officer and one of our directors since our inception in 1994.  He has been our President and Chief Operating Officer since September 27, 2004 and has also served in such offices from March 14, 2001 until May 1, 2002.  Mr. Plotkin served as our Secretary until June 20, 2001 and Vice-President of Marketing from August 2, 1994 until October 16, 2005.  He holds a BS and an MS in Electrical Engineering from the State University of New York at Stony Brook.

Bernard Herman has served as one of our directors since 1996.  From 1979 to 1993, Mr. Herman was Chief Executive Officer of Okidata Corp. of Mount Laurel, New Jersey, a distributor of computer peripheral products.  Since then, he has served as a consultant with reference to computer products.  He is also an Arbitration Neutral for the American Arbitration Association and the National Association of Securities Dealers.

Christopher G. Payan has served as one of our directors since May 16, 2003.  Mr. Payan served as the Chief Executive Officer of Emerging Vision, Inc. (“EVI”), a provider of eye care products and services and operator of chains of retail optical stores, franchise optical chains and optical purchasing groups, from June 2004 through November 30, 2009 and a director of EVI from March 2004 through November 30, 2009.  From October 2001 until June 2004, Mr. Payan served as the Senior Vice President of Finance, Chief Financial Officer, Secretary and Treasurer of EVI.  From April 2002 until June of 2004, Mr. Payan served as Co-Chief Operating Officer of EVI.  Mr. Payan serves on the Board of Directors of Newtek Business Services, Inc.  In addition, Mr. Payan serves as a director of numerous private companies and is a private venture capitalist.  From March 1995 through July 2001, Mr. Payan worked for Arthur Andersen LLP, where he provided various audit, accounting, consulting and advisory services to various small and mid-sized private and public companies in various industries.  Mr. Payan is a certified public accountant and holds a Bachelors of Science degree, graduating Cum Laude, with Honors, from C.W. Post – Long Island University.

Seymour G. Siegel has served as one of our directors since May 16, 2003.  He is a Certified Public Accountant and since April 2000 has been a principal in the Business Consulting Group of Rothstein, Kass & Company, P.C., an accounting and consulting firm.  From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co, P.C., CPAs which merged into Weiser & Co., LLC, where he was a senior partner. He formed Siegel Rich Inc. in 1994, which, in April, 2000, became a division of Rothstein, Kass & Company, P.C.  Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations.  He has served as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership and Noise Cancellation Technologies Inc., all public companies.  He is currently a director and chairman of the audit committee of EVI and Air Industries Inc.  He is also a member of the compensation committee of EVI.

Family Relationship

There is no family relationship among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified or until his/her earlier resignation, removal or death.  Each executive officer will hold office until the next regular meeting of the Board of Directors following the next annual meeting of stockholders or until his or her successor is elected or appointed and qualified.

Board Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for (i) recommending independent registered public accountants to the Board, (ii) reviewing our financial statements with management and the independent registered public accountants, (iii) making an appraisal of our audit effort and the effectiveness of our financial policies and practices and (iv) consulting with management and our independent registered public accountants with regard to the adequacy of internal accounting controls.  The members of the Audit Committee currently are Messrs. Herman, Payan and Siegel.  Our Board of Directors has determined that it has an "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K as promulgated by the Securities and Exchange Commission.  Our audit committee financial expert is Seymour G. Siegel.  The directors who serve on the Audit Committee are "independent" directors based on the definition of independence in the listing standards of the National Association of Securities Dealers.  Our Board of Directors has adopted a written charter for the Audit Committee which is attached as Appendix A to our Proxy Statement dated January 29, 2008. The Charter is not currently available on our website.

Nominating Committee

The purpose of the Nominating Committee of the Board of Directors is to assist the Board of Directors in identifying and recruiting qualified individuals to become Board members and select director nominees to be presented for Board and/or stockholder approval.  The members of the Nominating Committee currently are Messrs. Herman, Payan, and Siegel.  The Nominating Committee has a written charter, a copy of which is attached as Appendix C to our Proxy Statement dated January 29, 2008.  The Charter is not currently available on our website.  The Nominating Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  At this time, no additional specific procedures or process to identify and evaluate nominees for director, nor any minimum criteria for consideration of a proposed candidate for nomination to the Board, have been adopted.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for providing assistance to the Board of Directors in discharging the Board of Directors' responsibilities relating to management organization, performance, compensation and succession, including considering and authorizing the compensation philosophy for the Company's personnel; making recommendations to the Board of Directors with respect to the Company's employee benefit plans; administering the Company's incentive, deferred compensation and equity based plans; reviewing and approving corporate goals and objectives relevant to chief executive officer and senior management compensation, evaluating chief executive officer and senior management performance in light of those goals and objectives and, either as a committee or together with other independent directors (as directed by the Board of Directors), determining and approving chief executive officer and senior management compensation based on this evaluation; and annually reviewing and approving perquisites for the chief executive officer and senior management.

From January 1 to June 30, 2009, the members of the Compensation Committee were Dr. Nadel and Messrs. Page and Herman.  Dr. Nadel resigned from his position as a director of the Company effective June 30, 2009, such that the members of the Compensation Committee were Messrs. Page and Herman.  Mr. Page passed away on July 6, 2009, such that Mr. Herman was the sole member of the Compensation Committee.  On August 8, 2009, Mr. Siegel became a member of the Compensation Committee, such that the members of the Compensation Committee were Messrs. Herman and Siegel.  The members of the Compensation Committee currently are Messrs. Herman and Siegel.  Our Board of Directors has adopted a written charter for the Compensation Committee which is attached as Appendix B to our Proxy Statement dated January 29, 2008.  The Charter is not currently available on our website.

The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers and compensation for our directors.  The Compensation Committee has the authority to retain and terminate advisors to assist in discharging its duties, including the authority to approve such advisors' fees and retention terms.   From time to time during his tenure as a member of the Board of Directors, Robert S. Nadel, DPA, a professional management consultant and executive compensation consultant would provide advice to the Compensation Committee regarding compensation matters with respect to compensation payable to our Chief Executive Officer and other employees.  Dr. Nadel resigned from the Board of Directors effective June 30, 2009.

Audit Committee Report

The Audit Committee has met with management to review and discuss the audited financial statements for the fiscal year ended September 30, 2009.  In addition, the Audit Committee has discussed with its independent registered public accountants the matters required to be discussed pursuant to Statement of Auditing Standards (SAS) No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) (Communication With Audit Committees), as adopted by the Public Company Accounting Oversight Board in rule 3200T.

The Audit Committee has received the written disclosures and the letter from its independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountant’s communications with the Audit Committee concerning independence.   It has also discussed with its independent registered public accountant the independent registered public accountant’s independence.

On the  basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial  statements be included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Bernard Herman
Christopher G. Payan
Seymour G. Siegel

The forgoing Audit Committee Report shall not be deemed to be incorporated by reference into any of our previous or future filings with the Securities and Exchange Commission, except as otherwise explicitly specified by us in any such filing.

Communication with the Board of Directors

Any stockholder who wishes to communicate with our Board of Directors or a particular director about bona fide issues or questions about the Company should send the correspondence addressed to such directors or director in care of the Chairman of the Audit Committee, Hauppauge Digital Inc., 91 Cabot Court, Hauppauge, New York 11788.  Any such communication so addressed will be forwarded by the Chairman of the Audit Committee to the members or a particular member of the Board of Directors.

Directors' Attendance at Annual Meetings of Stockholders

It is the policy of our Board of Directors to expect that all directors attend annual meetings of stockholders except where the failure to attend is due to unavoidable circumstances or conflicts discussed in advance by the director with the Chairman of the Board.  Two of the four members of the Board of Directors attended our last annual meeting of stockholders on December 9, 2009.

Meetings

The Board held 8 meetings during the fiscal year ended September 30, 2009.  The Audit Committee met 4 times during the fiscal year ended September 30, 2009.  The Compensation Committee met 2 times during the fiscal year ended September 30, 2009.  The Nominating Committee met 2 times during the fiscal year ended September 30, 2009.  No Director attended fewer than 75 percent of the aggregate of (i) the total number of meetings held by the Board during the fiscal year ended September 30, 2009 and (ii) the total number of meetings held by all of the committees of the Board on which he served during the fiscal year ended September 30, 2009.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Messrs. Kenneth Plotkin, Bernard Herman, Christopher G. Payan and Seymour G. Siegel.  Each of Messrs. Herman, Payan and Siegel is currently an “independent director” based on the definition of independence in Rule 4200(a)(15) of the listing standards of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16”), requires that reports of beneficial ownership of capital stock and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common stock and certain trusts of which reporting persons are trustees and that copies of such reports be furnished to us.

To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 furnished to us and written representations from such persons that no other reports were required, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them during the fiscal year ended September 30, 2009.

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010

BDO Seidman, LLP (“BDO”) was named as our independent registered public accounting firm effective August 10, 1995 and was selected as our independent registered public accounting firm with respect to the fiscal years ended September 30, 2010 and September 30, 2009, respectively.  Although ratification by stockholders is not required by the Company’s organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of its appointment of BDO as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 is a matter of good corporate practice.  If stockholders do not ratify the selection, the Board of Directors will reconsider whether or not to retain BDO, but may still retain them.  Even if the selection is ratified, the Board of Directors, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.  The affirmative vote of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required to ratify the Board of Directors’ appointment of BDO.

Representatives of BDO are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of BDO as the Company’s independent registered public accountants for the fiscal year ending September 30, 2010.  Unless marked to the contrary, proxies received from stockholders will be voted in favor of ratifying the appointment of BDO as the Company’s independent registered public accountants for the fiscal year ending September 30, 2010.

The following is a summary of the fees billed to us by BDO for professional services rendered for the fiscal years ended September 30, 2009 and September 30, 2008, respectively:

Fee Category	Fiscal 2009 Fees	Fiscal 2008 Fees
Audit Fees (1)	$177,000	$170,000
Audit-Related Fees (2)	$125,000	-
Tax Fees (3)	$23,000	$26,000
Total Fees	$325,000	$196,000

(1)
Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings (including Form S-8) or engagements for the fiscal years ended September 30, 2009 and September 30, 2008, respectively.

(2)
Audit related fees consist of $106,000 in aggregate fees billed for professional services rendered for the audit of the PCTV division of Avid Technologies, Inc. which the Company acquired on December 24, 2008, $6,000 in aggregate fees billed for professional services rendered pertaining to a comment letter from the Securities and Exchange Commission and $13,000 in aggregate fees billed for professional services rendered for a vat tax matter related to our Ireland branch.

(3)	Tax fees consist of aggregate fees billed for tax compliance and tax preparation for our federal and state tax filings. These fees are related to the preparation of our federal and state tax returns.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent registered public accountants and approves in advance any services to be performed by the independent registered public accountants, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent registered public accountants.  All of the fees shown above were pre-approved by the Audit Committee.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS PROPOSAL AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE APPOINTMENT OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BDO AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2010.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Securities Exchange Act of 1934, as amended, must be received by our Secretary at our principal executive offices by November 25, 2010 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to the Board of Directors are included in our Amended and Restated By-Laws.

1.           Stockholder Proposals.  For a proposal to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof to our Secretary.  To be timely, such proposals must be received by our Secretary at our principal executive offices on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year's annual meeting of stockholders.  If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then such notice must be received a reasonable time before we mail the proxy statement for the current year.  A stockholder's notice must set forth as to each matter the stockholder proposes to bring  before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such stockholder proposing such business; (c) the class and number of our shares which are beneficially owned by such stockholder; and (d) any material interest of such stockholder in such business.  No business proposed by a stockholder shall be conducted at an annual meeting except in accordance with these procedures.  These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in the proxy statement.

2.           Stockholder Nominees.  In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified for election to the Board of Directors, such nomination must be made pursuant to timely notice in writing to our Secretary.  To be timely, a stockholder's notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the meeting; provided, however, that, in the event that less than 70 days' notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made or is made less than 70 days prior to the meeting date, then notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which such notice of the date of the meeting was mailed to stockholders or (b) the day on which such public disclosure was made.  The stockholder filing the notice of nomination must describe various matters, including such information as (x) the name, age, business and residence addresses, occupation or employment and shares held by the nominee; (y) any other information relating to such nominee required to be disclosed in a proxy statement; and (z) the name,  address and shares held by the stockholder.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 91 Cabot Court, Hauppauge, New York 11788.  The foregoing is only a summary of the provisions of our Amended and Restated By-Laws that relate to stockholder proposals and stockholder nominations for director.  Any stockholder desiring a copy of our Amended and Restated By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than that listed as Proposal 1 and Proposal 2 in the notice. However, your proxy gives discretionary authority in the event that any other matters should be presented.

ANNUAL REPORT

This proxy statement is accompanied by a copy of our Annual Report for the fiscal year ended September 30, 2009.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2009, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, FILED WITH  SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: HAUPPAUGE DIGITAL INC., 91 CABOT COURT, HAUPPAUGE, NEW YORK 11788, ATTENTION: CORPORATE SECRETARY.

By Order of the Hauppauge Digital Inc.
Board of Directors

Gerald Tucciarone
Secretary

Hauppauge, New York
March 25, 2010

Hauppauge Digital Inc.

VOTE BY INTERNET
QUICK ★★★ EASY ★★★ IMMEDIATE

As a stockholder of Hauppauge Digital Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Daylight Time, on May 9, 2010.

Vote Your Proxy on the Internet:		***Vote Your Proxy by Mail:***
Go to www.continentalstock.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	**OR**	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED NOMINEES AND "FOR" PROPOSAL 2.

1. Election of Directors

NOMINEES:
(01) KENNETH PLOTKIN
(02) BERNARD HERMAN
(03) CHRISTOPHER G. PAYAN
(04) SEYMOUR G. SIEGEL

FOR all nominees listed to the left (except as marked to the contrary as instructed below). ☐

WITHHOLD AUTHORITY to vote for all nominees listed to the left ☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above.)

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership or limited liability company, please sign in full partnership or limited liability company name by an authorized person.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

The Notice of Annual Meeting of Stockholders, Proxy Statement and our 2009 Annual Report are available at: http://www.cstproxy.com/hauppauge/2010

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

Annual Meeting of Stockholders
May 10, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Kenneth Plotkin and Gerald Tucciarone as Proxy, each with the power to appoint his substitute, and hereby authorizes them and each of them to represent and vote, as designated below, all the shares of common stock of Hauppauge Digital Inc. (the "Company") held of record by the undersigned on March 15, 2010 at the Annual Meeting of Stockholders to be held on May 10, 2010 or any postponement or adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. **If no direction is made, this Proxy will be voted for the election of the four (4) nominees named in Item 1; for the ratification of the appointment of BDO Seidman, LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2010 set forth in Item 2; and in the discretion of the Proxies on any other matter that may properly come before the meeting or any postponement or adjournment thereof.**

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE

(Continued, and to be marked, dated and signed, on the other side)